Safe Transportation Systems, Inc.

             Anti-Jackknife System Braking and Handling Test Program

                                  Conducted at:

                       Transportation Research Center Inc.
                                10820 St. Rt. 347
                             East Liberty, OH 43319

Date:                       November 30, 1999
Project No:                 99433
Requested By:               Ian Pallett, Vice President of Finance
Report type:                Final
Prepared for:               Safe Transportation Systems, Inc.
                            Suite 400, 409 Granville Street
                            Vancouver, British Columbia
                            Canada, V6CIT2

                                     NOTICE


Transportation Research Center Inc. does not endorse or certify products of manufacturers. The manufacturer's name appears solely to identify the test article. Transportation Research Center Inc. assumes no liability for the report or use thereof. It is responsible for the facts and the accuracy of the data presented herein. This report does not constitute a standard, specification, or regulation.

                   Report Prepared By:

                                                           Date:
/s/ Dennis Grisez                                        12-7-99
-------------------------------
Dennis Grisez, Project Engineer

Report Reviewed By:
                                                           Date:
/s/ Ken Webster                                          12-7-99
----------------------------------------
Ken Webster, Manager, Project Operations

                                TABLE OF CONTENTS
                                -----------------

Section                           Title                               Page
-------                           -----                               ----
                           Notice                                       i
                           Table of Contents                           ii
1.0                        Objective                                   1
2.0                        Approach                                    1
3.0                       Facilities Description                       2
4.0                        Vehicle Description                         2
5.0                        Equipment Description                       3
6.0                        Results                                     3
7.0                        Data Presentation and Storage               6

                            Appendix A
                            Test Data Record

                            Appendix B
                            Test Data in Graph Form

                            Appendix C
                            Facility Technical Sheets

I

1.0                OBJECTIVE:
                   ---------
         Safe Transportation Systems, Inc. (STS) contracted with Transportation Research Center Inc. (TRC) to conduct braking and handling testing on a tractor-trailer equipped with an STS-provided anti jackknife system. The purpose of the testing was to perform several braking and handling maneuvers as specified by STS with the anti jackknife system activated in order to demonstrate the operation of the system.

2.0                 APPROACH:
                    --------
        STS supplied and guided the installation of an anti jackknife system. TRC supplied the ' test tractor and trailer. TRC applied instrumentation including an optical speed and distance measurement device, a potentiometer to measure the articulation angle of the trailer, and a data logger. TRC equipped the tractor-trailer with outrigger wheels to prevent vehicle rollover and anti jackknife cables of sufficient length to allow the trailer to articulate past the point at which the STS device would be engaged. TRC equipped the trailer with load frames suitable for containing concrete block ballast to bring the vehicle to its gross combined vehicle weight (GCVW). This weight and the lightly loaded vehicle weight (LLVW) were recorded. The vehicle was given an incoming safety inspection and tire pressures were set to placard levels.

The STS anti jackknife system tested was installed on the trailer to the rear of the kingpin nest. It is a device that uses electro-pneumatic control to place a steel dog between the ramped areas of the tractor's standard fifth wheel. A control box located in the cab of the tractor allows for remote operation of the device and provides audible feedback when trailer articulation is sufficient to cause the dog to contact the ramped area of the fifth wheel. Communications between the control box and the device uses a modulated signal transmitted over a power connection in the standard tractor-to-trailer pigtail. In operation, the driver is to switch the system "on" when driving on the highway. This causes the dog to engage limiting trailer articulation to plus or minus approximately fourteen degrees. If trailer articulation exceeds approximately fourteen degrees, the dog contacts the fifth wheel ramp and the audible signal sounds. A damping system is in place that allows a limited amount of further articulation. Once this damping system is compressed, further articulation of the trailer is stopped.

3.0      FACILITIES  DESCRIPTION:
         --------------------------

         Test runs were made in both GCVW and LLVW conditions on the Vehicle Dynamics Area (VDA) and the skid pad at TRC. Please see the technical sheets located in Appendix C. Weather conditions were variable during the four days of testing and are noted in the narrative of test conduct. The test facilities used are as follows:

  o   Test areas and nominal skid numbers:
  o   Vehicle Dynamics Area - Asphalt - Dry           90 peak/80 slide
  o   Vehicle Dynamics Area - Asphalt - Wet           85 peak/65 slide
  o   Vehicle Dynamics Area - Jennite - Wet           30 peak/10 slide
  o   Vehicle Dynamics Area - Epoxy - Wet             20 peak/3 slide
  o   Skid Pad - Broomed Concrete - Dry               90 peak/75 slide

4.0      VEHICLE DESCRIPTION:
         -------------------
              Tractor Make:                           Kenworth tandem axle
              Model Year:                             1995
              Chassis Number:                         674264
              Trailer Make:                           Fontaine
              Model Year:                             1999
              Model Number:                           EFTW-5-8048SLWK
              Trailer Length:                         48ft. tandem axle

         Test Parameter Measurements:
         ----------------------------
              o  Gross Combined Vehicle Weight        79,530 lb.
              o  Steer axle                           11,660 lb.
              o  Drive axles                          33,600 lb.
              o  Trailer axles                        34,270 lb.
              o  Lightly Loaded Vehicle Weight        33,330 lb.

              o  Steer axle11,150 lb.
              o  Drive axles13,110 lb.
              o  Trailer axles9,070 lb.
              o  Tire pressures    100 psi

5.0                         EQUIPMENT DESCRIPTION:
                            ---------------------
         TRC provided the following equipment in support of this test program:
              o Link Model 2060 digital data acquisition system, serial number 2073
              o  Calibration date 10/21/99
              o Datron DLS 1 optical velocity and distance sensor, serial number 263
              o  Toledo Scales, Model: 8146, S\N: 611845-6TX
              o  Calibration date 9/7/99
              o Instrumentation potentiometer in a custom fixture for measuring articulation

6.0                RESULTS:
                   -------
          Testing occurred over a four-day period, from November 1, 1999, to November 4, 1999. During this period, various driving maneuvers were performed. The purpose of this testing was to demonstrate that the STS anti jackknife .system neither hindered the driver's ability to maneuver in normal highway driving events nor allowed articulation of the trailer in excess of approximately 14 degrees in emergency stop situations. In the tests performed, these demonstrations were successful.

          A further purpose was the demonstration of reduced stopping distances that were to be the result of the STS anti jackknife system transferring trailer loads from skidding trailer wheels to non-skidding tractor wheels. This scenario is dependent on the trailer i articulating sufficiently to allow the activation of the STS anti jackknife system. In all measured stops, trailer articulation was insufficient to allow this to occur. For this reason, no conclusions can be made about reduced stopping distances during this test. All test events were photographed on videotape, which was delivered to STS on test completion. Please refer to the following narrative and to the test data record for detail of test progress.

Narrative of Test Conduct:
--------------------------

Test Day One, November 1, 1999:
------------------------------
Testing occurred on the Vehicle Dynamics Area. The ambient temperature was between 50 and 70 degrees F, and the skies were partly cloudy. The test vehicle had been ballasted to GCVW and the instrumentation was zeroed. Test events included single lane changes and double lane changes on the asphalt surface, straight-line stops on the asphalt surface, and stops on the Jennite and epoxy surfaces in both a straight line and on a 500ft radius.

Single lane changes were performed using 12-foot wide lanes, with a 200-foot gate in which to make the lane change from the right to the left lane. Double lane changes were performed on a similar course, but after a few runs the course was changed to cause more articulation of the trailer. This new course included three, 12-ft lanes. The driver entered the right lane, had 200 ft. to cross the center lane into the left lane, 50 ft. to stabilize in the left lane, and 200ft to return to the right lane. Both single and double lane changes were performed to a maximum of 55 mph. Straight-line stops were then performed on the asphalt surface from a maximum of 55 mph. For all events, the STS anti-jackknife device was in its engaged position, meaning it was positioned to limit the articulation angle of the trailer to approximately 14 degrees.

Stops were made on both the wet Jennite and wet epoxy surfaces. Straight-line stops with the trailer ABS activated were made from a maximum of 45 mph on the Jennite and 35 mph on the epoxy. ABS stops on the 500-ft. radius were made from a maximum of 33 mph on the Jennite and 20 mph on the epoxy. The trailer ABS was disabled and the Jennite and epoxy stops were repeated. On several stops, the trailer articulated to the point at which the STS anti jackknife device limited further articulation. The articulation measuring device measured a maximum of 14 to 15 degrees except where the measurement was affected by the racking of the trailer in relation to the tractor. In such cases, the device would exaggerate the measurement by as much as ten degrees. In most cases, a distinct step can be seen where the racking error is eliminated as the vehicle comes to a stop. In no case did TRC's articulation angle limiting cables come into use.

Test Day Two, November 2, 1999:
------------------------------
Weather conditions had changed dramatically over night, with temperatures dropping to 32 to 50 degrees F. Overnight rain and sleet made the asphalt surfaces very wet. A driving rain interfered with the measurement of velocity using the optical instrument but its output was useable for reference purposes and a decision was made to continue testing. The tractor-trailer had been deballasted to LLVW.

The test matrix from day one was repeated with a few changes. The epoxy surface had proven on the first day to be of little use and was omitted. Also, straight and curved stops on the Jennite surface were performed both to the east (conventional travel) and to the: west to eliminate the effects of the 1 % slope of the surface.

As had occurred on day one, single and modified double lane changes were performed without incident, as were straight-line stops on the rain-wetted asphalt surface. Stops on the Jennite continued to cause trailer articulation that caused contact with the STS antijackknife device. The final stop of the day caused very hard contact with the antijackknife device, which bent the ramped area of the fifth wheel.

Test Day Three, November 3, 1999:
--------------------------------
The tractor-trailer was reballasted to GCVW after the damaged fifth wheel had been replaced and testing continued. The weather had improved, with the temperature between 35 and 38 degrees F and the skies partly cloudy. Testing on this day was limited to repeating the Jennite stops, both inline and on a radius in both directions. The trailer ABS was disabled for all events. On several stops, the driver was instructed to attempt to drive out of the slide after having the STS device limit articulation. The driver was successful in doing this on each attempt. No marked lanes were available to measure the vehicle's deviation from its intended course in these situations. Runs were made in both GCVW and LLVW ballast conditions.

Test Day Four, November 4. 1999:
-------------------------------

         The vehicle was left at LLVW and was prepared for the measurement of straight line stopping distances on the skid pad. The trailer ABS was activated and a series of stops was made from 10 mph to 60 mph in increments of 10 mph. After this, the trailer ABS was deactivated and these stops were repeated. Stops were made in this condition up to a maximum of 65 mph until it was clear that trailer articulation of sufficient amplitude to cause the STS anti-jackknife device to limit articulation was unlikely to occur with this vehicle on this surface. Testing was moved to the VDA's asphalt surface and stops were made from 55 mph to 65 mph with the same result. The stopping distances measured on this day are recorded on the Test Data Record, which follows.

7.0                                 DATA PRESENTATON AND STORAGE:
                                    ----------------------------
         Test data was recorded digitally and is stored in a common ASCII format. Each test run recorded is stored in a different file, with a filename format keyed to the run number in the Test Data Record. The Test Data Record is located in Appendix A of this report. The raw test data is also compiled into an Excel spreadsheet which is included in electronic form with this report. Several test runs were graphed in this spreadsheet with respect to time. The most illustrative of these were printed and are located in Appendix B of this report.

                                   Appendix A
                                Test Data Record


 STS Test Data Record Recorded at Transportation Research Center 11/1/99 to 11/4/99
 11/1/99: VDA Maneuverability and Handling - 50(degree)F to 70(degree)F, partly cloudy
  -------------------------------------------------------------------------------------------------------------

Stop            Event type              Test    Load     Surface      Stop         Comments
File #                                 Speed    (Ibs)                Distance
 -------------------------------------------------------------------------------------------------------------
                                         (mph)                          (feet)
  1         Setup                                                     N/A
  2         Setup                                                     N/A
  3         Setup                                                     N/A
  4         Setup                                                     N/A
  5         Setup                                                     N/A
  6         Setup                                                     N/A
  7         Setup                                                     N/A
  8         Distance and
             angle calibration.                                       N/A
  9         Single lane change left     30     GCVW      asphalt      N/A
 10         Single lane change left     45     GCVW      asphalt      N/A
 11         Single lane change left     55     GCVW      asphalt      N/A
 12         Double lane change left     30     GCVW      asphalt      N/A
 13         Double lane change left     45     GCVW      asphalt      N/A
 14         Double lane change left     55     GCVW      asphalt      N/A
 15         Straight line stop          30     GCVW      asphalt      N/A
 16         Straight line stop          45     GCVW      asphalt      N/A
 17         Straight line stop          55     GCVW      asphalt      N/A
 18         Double lane change left     45     GCVW      asphalt      N/A
 19         Double lane change left     55     GCVW      asphalt      N/A
 20         Straight ABS stop           15     GCVW    wet Jennite    N/A
 21         Straight ABS stop           15     GCVW    wet Jennite    N/A
 22         No stop.
 23         Straight ABS stop           30     GCVW    wet Jennite    N/A
 24         Straight ABS stop           45     GCVW    wet Jennite    N/A
 25         Straight ABS stop           45     GCVW    wet Jennite    N/A
 26         Straight ABS stop           35     GCVW    wet epoxy      N/A
 27         Straight ABS stop           30     GCVW    wet epoxy      N/A
 28         500 ft. radius ABS stop     15     GCVW    wet Jennite    N/A
 29         500 ft. radius ABS stop     30     GCVW    wet Jennite    N/A
 30         500 ft. radius ABS stop     33     GCVW    wet Jennite    N/A     At/over lat traction limit.
 31         500 ft. radius ABS stop     33     GCVW    wet Jennite    N/A
 32         500 ft. radius ABS stop     32     GCVW    wet Jennite    N/A     Not much countersteer.
 33         500 ft. radius ABS stop     15     GCVW    wet epoxy      N/A
 34         500 ft. radius ABS stop     20     GCVW    wet epoxy      N/A     Too fast. Lost front traction.
 35         500 ft. radius ABS stop     19     GCVW    wet epoxy      N/A
 36         500 ft. radius, ABS off     19     GCVW    wet epoxy      N/A
 37         500 ft. radius, ABS off     25     GCVW    wet Jennite    N/A
 38         500 ft. radius, ABS off     30     GCVW    wet Jennite    N/A     Hard hit.
 39         500 ft. radius, ABS off     30     GCVW    wet Jennite    N/A     Hard hit.
 40         Straight stop, ABS off      18     GCVW    wet Jennite    N/A
 41         Straight stop, ABS off      30     GCVW    wet Jennite    N/A
 42         Straight stop, ABS off      43     GCVW    wet Jennite    N/A
 43         Straight stop, ABS off      44     GCVW    wet Jennite    N/A



 STS Test Data Record Recorded at Transportation Research Center 11/1/99 to 11/4/99
 11/1/99: VDA Maneuverability and Handling - 50(degree)F to 70(degree)F, partly cloudy
  -------------------------------------------------------------------------------------------------------------

Stop            Event type              Test    Load     Surface      Stop         Comments
File #                                 Speed    (Ibs)                Distance
 -------------------------------------------------------------------------------------------------------------
                                         (mph)                          (feet)
 45          Single lane change left    45       LLVW     wet asphalt    N/A      Water affecting speed measurement.
 46          Single lane change left    55       LLVW     wet asphalt    N/A
 47          Double lane change left    30       LLVW     wet asphalt    N/A
 48          Double lane change left    45       LLVW     wet asphalt    N/A
 49          Double lane change left    55       LLVW     wet asphalt    N/A      Instrumentation trouble, redo.
 50          Double lane change left    55       LLVW     wet asphalt    N/A
 51         Straight line stop          15       LLVW     wet asphalt    N/A
 52         Straight line stop          30       LLVW     wet asphalt    N/A
 53         Straight line stop          45       LLVW     wet asphalt    N/A
 54         Straight line stop          55       LLVW     wet asphalt    N/A
 55         Straight line stop          28       LLVW     wet Jennite    N/A
 56         Straight line stop          30       LLVW     wet Jennite    N/A
 57         500 ft. radius ABS stop     15       LLVW     wet Jennite    N/A      From west.
 58         500 ft. radius ABS stop     25       LLVW     wet Jennite    N/A      From west. Hit jack knife device.
 59         500 ft. radius ABS stop     30       LLVW     wet Jennite    N/A      From west. Hit jack knife device.
 60         500 ft. radius ABS stop     25       LLVW     wet Jennite    N/A
 61         500 ft. radius ABS stop     30       LLVW     wet Jennite    N/A      From east. Three hits.
 62         500 ft. radius ABS stop     30       LLVW     wet Jennite    N/A      From east. One big hit.
 63         500 ft. radius, ABS off     15       LLVW     wet Jennite    N/A      From east.
 64         500 ft. radius, ABS off     30       LLVW     wet Jennite    N/A      From east. Big hit.
 65         500 ft. radius, ABS off     31       LLVW     wet Jennite    N/A      From east. Big hit.
 66         Straight stop, ABS off      20       LLVW     wet Jennite    N/A
            Straight stop, ABS off      30       LLVW     wet Jennite    N/A      Did not log data. No hit.
 67         Straight stop, ABS off      30       LLVW     wet Jennite    N/A      Tractor yaw, no hit.
 68         Straight stop, ABS off      43       LLVW     wet Jennite    N/A      Big hit, 180 degree spin.


 STS Test Data Record Recorded at Transportation Research Center 11/1/99 to 11/4/99
 11/1/99: VDA Maneuverability and Handling - 50(degree)F to 70(degree)F, partly cloudy
 -------------------------------------------------------------------------------------------------------------

Stop            Event type             Test     Load      Surface      Stop         Comments
File #                                 Speed    (Ibs)                Distance
 -------------------------------------------------------------------------------------------------------------
                                         (mph)                         (feet)
 1          Straight stop, ABS off      35      GCVW      wet Jennite    N/A     Day three.
 2          Straight stop, ABS off      40      GCVW      wet Jennite    N/A     Hit jackknife device.
 3          500 ft. radius, ABS off     25      GCVW      wet Jennite    N/A
 4          500 ft. radius, ABS off     25      GCVW      wet Jennite    N/A
 5          500 ft. radius, ABS off     30      GCVW      wet Jennite    N/A     Hit jackknife device.
 6          5bb ft. radius, ABS off     25      GCVW      wet Jennite    N/A     From east, no hit.
 7          500 ft. radius, ABS off     25      GCVW      wet Jennite    N/A     From east, no hit.
 8          500 ft. radius, ABS off     30      GCVW      wet Jennite    N/A     From east, hard hit.
 9          Straight stop, ABS off      32      GCVW      wet Jennite    N/A     From east, no hit.
 10         Straight stop, ABS off      35      GCVW      wet Jennite    N/A     From east, no hit.
 11         500 ft. radius, ABS off     25      GCVW      wet Jennite    N/A     From east, no hit.
 12         500 ft. radius, ABS off     30      GCVW      wet Jennite    N/A     From east, hit, powered out of slide.
 13         500 ft.radius, ABS off      25      GCVW      wet Jennite    N/A     From west.
 14         500 ft. radius, ABS off     30      GCVW      wet Jennite    N/A     Hit, powered out of slide.
 15         500 ft. radius, ABS off     31      GCVW      wet Jennite    N/A     Hit, powered out of slide.
 16         Straight stop, ABS off      32      GCVW      wet Jennite    N/A     No hit.
 17         Straight stop, ABS off      35      GCVW      wet Jennite    N/A     No hit.
 18         Straight stop, ABS off      41      GCVW      wet Jennite    N/A     No hit.
 19         500 ft. radius, ABS off     25      LLVW      wet Jennite    N/A     From west, no hit.
 20.        500 ft. radius, ABS off     30      LLVW      wet Jennite    N/A     Hit, with driver correction.
 21         500 ft. radius, ABS off     31      LLVW      wet Jennite    N/A     Big hit, with driver correction.
 22         Straight stop, ABS off      35      LLVW      wet Jennite    N/A     No hit.
 23         No stop.                                                     N/A
 24         Straight stop, ABS off      45      LLVW      wet Jennite    N/A     I Hit jackknife device.
 25         No stop.                                                     N/A
 26         Straight stop, ABS off      33      LLVW                     N/A     From east.
 27         Straight stop, ABS off      34      LLVW                     N/A    From east.
 28         Straight stop, ABS off      38      LLVW                     N/A    From east.
 29         500 ft. radius, ABS off     25      LLVW                     N/A    From east.
 30         500 ft. radius, ABS off     25      LLVW                     N/A    From east.
 31         500 ft. radius, ABS off     30      LLVW                     N/A     From east. Hit jackknife device.
 32         No stop.                                                     N/A
 33         No stop.                                                     N/A
 34         No stop.                                                     N/A


 STS Test Data Record Recorded at Transportation Research Center 11/1/99 to 11/4/99
 11/1/99: VDA Maneuverability and Handling - 50(degree)F to 70(degree)F, partly cloudy
 -------------------------------------------------------------------------------------------------------------

Stop            Event type             Test     Load      Surface      Stop         Comments
File #                                 Speed    (Ibs)                Distance
--------------------------------------------------------------------------------------------------------------
                                         (mph)                         (feet)
 35          Straight line stop         10       LLVW    concrete      9.45305       Skid pad lane #5.
 36          Straight line stop         20       LLVW    concrete      30.2284       Skid pad lane #5.
 37          Straight line stop         30       LLVW    concrete      61.2579       Skid pad lane #5,
 38          Straight line stop         40       LLVW    concrete      105.158       Skid pad lane #5.
 39          Straight line stop         50       LLVW    concrete       166.55       Skid pad lane #5.
 40          Straight line stop         60       LLVW    concrete      249.224       Skid pad lane #5.
 41          Straight stop, ABS off     10       LLVW    concrete      8.41161       Skid pad lane #5.
 42          Straight stop, ABS off     20       LLVW    concrete      28.5995       Skid pad lane #5,
 43          Straight stop, ABS off     30       LLVW    concrete      64.5424       Skid pad lane #5.
 44          Straight stop, ABS off     40       LLVW    concrete      109.591       Skid pad lane #5.
 45          Straight stop, ABS off     50       LLVW    concrete      173.413       Skid pad lane #5.
 46          Straight stop, ABS off     60       LLVW    concrete      253.817       Skid pad lane #5. North.
 47          Straight stop, ABS off     60       LLVW    concrete      255.606       Skid pad lane #5.
 48          Straight stop, ABS off     65       LLVW    concrete      310.001       Skid pad lane #5. North.
 49           No stop.                                                 155.014
 50          Straight stop, ABS off     55       LLVW     asphalt      206.365       East side of VDA.
 51          Straight stop, ABS off     60       LLVW     asphalt      238.703       East side of VDA.
 52          Straight stop, ABS off     65       LLVW     asphalt      293.045       East side of VDA
 53          Straight stop, ABS off     65       LLVW     asphalt      291.175       East side of VDA.
 54          Straight stop, ABS off     65       LLVW     asphalt      283.965       East side of VDA.

                                   Appendix B
                            Test Data in Graph Form

                             [9 Graphics omitted]

1)     November 1, 1999 - Stop File Number 10
2)     November 1, 1999 - Stop File Number 19
3)     November 1, 1999 - Stop File Number 31
4)     November 1, 1999 - Stop File Number 43
5)     November 2, 1999 - Stop File Number 58
6)     November 2, 1999 - Stop File Number 61
7)     November 2, 1999 - Stop File Number 68
8)     November 3, 1999 - Stop File Number 12
9)     November 3, 1999 - Stop File Number 12

                             VEHICLE DYNAMICS AREA
                          50 ACRES (200,000 sq. m) OF
                              ASPHALT CONCRETE AND
                           LOOPS SURROUNDED BY 8 ft.
                            (2.5m)HIGH PRIVACY FENCE

                               [Graphic Omitted]

VEHICLE DYNAMICS AREA

                             VEHICLE DYNAMICS AREA
                          50 ACRES (200,000 sq. m) OF
                              ASPHALT CONCRETE AND
                           LOOPS SURROUNDED BY 8 ft.
                            (2.5m)HIGH PRIVACY FENCE

                               [Graphic Omitted]

SKID PAD